UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

January 28, 2022

Date of Report (Date of earliest event reported)

O-I GLASS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9576	22-2781933
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Michael Owens Way Perrysburg, Ohio (Address of principal executive offices)	43551-2999 (Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $.01 par value	OI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Executive Severance Policy

On January 28, 2022, the Compensation and Talent Development Committee of the Board of Directors of O-I Glass, Inc. (“O-I” or the “Company”) adopted an Amended and Restated Executive Severance Policy (as so amended and restated, the “Policy”). The Policy provides for severance payments and benefits to eligible participants, including executive officers, of O-I in the event that the applicable executive (i) resigns for “good reason” (as defined in the Policy) upon or during the twenty-four month period following a “change in control” of the Company (as defined in the Policy) or (ii) is terminated by the Company without “cause” (as defined in the Policy) (each a “Qualified Termination”). Each of the Company’s “named executive officers” are eligible to receive benefits under the Policy.

Upon a Qualified Termination, and subject to his or her satisfaction of the conditions to severance described below, an eligible executive will receive: (i) severance pay equal to two times the sum of his or her base salary and target bonus, payable in a lump sum, (ii) Company-paid continued health benefits for up to twenty-four months following termination, and (iii) standard outplacement benefits offered by O-I from time to time.

As a condition to any executive’s receipt of severance benefits under the Policy, the executive must (i) enter into a restrictive covenant agreement agreeing not to compete with O-I (to the extent enforceable in the jurisdiction where the executive works and/or resides) or solicit O-I’s employees for a period of two years following termination of employment, as well as not to disclose confidential information or disparage O-I, and (ii) timely sign (and not revoke) a release of claims before receiving any severance under the Policy. If the executive is a party to an agreement providing severance benefits, then he or she will receive benefits under either the Policy or such other agreement, whichever provides the greater benefit.

If the severance benefits, along with any other payments occurring in connection with a change in control of the Company, were to cause the executive to be subject to the excise tax provisions of Section 4999 of the Internal Revenue Code of 1986, as amended, then the amount of the severance benefits will either be reduced, such that the excise tax would not be applicable, or the executive will be entitled to retain his or her full severance benefits, whichever results in the better after-tax position to the executive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O-I GLASS, INC.

Date: February 2, 2022	By:	/s/ John A. Haudrich
	Name:	John A. Haudrich
	Title:	Senior Vice President and Chief Financial Officer